EXHIBIT 32.1

Officer’s Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C 1350)

In connection with the Annual Report on Form 10-K of Pioneer Drilling Company, a Texas corporation, (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Wm. Stacy Locke, President and Chief Executive Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:

(1)    The Report is in full compliance with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 16, 2010

/s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer